UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 15, 2011

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647
(Address of Principal Executive Offices, including zip code)

(601) 948-4091
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 15, 2011, Mr. William R. Flatt, Executive Vice President and Chief Operating Officer of Parkway Properties, Inc. (the "Company"), informed the Company that he has resigned from his position effective October 15, 2011.  Mr. Flatt has not expressed any disagreement with the Company under Item 5.02(a) of Form 8-K.  Financial arrangements with respect to Mr. Flatt’s resignation are still being decided.

The Board of Directors of the Company appointed Mr. M. Jayson Lipsey as Executive Vice President and Chief Operating Officer effective October 15, 2011.  Mr. Lipsey, age 32, joined Parkway in 2001 and has extensive experience in many areas of the Company, having held positions in operations, leasing, asset management, and investments during that time.  Most recently, he served as Senior Vice President and Fund Manager for the Company.  Mr. Lipsey is a graduate of Washington and Lee University with a Bachelor of Science degree in Accounting and Business Administration.  He also received a Master of Business Administration from the University of Virginia Darden School of Business.

Mr. Lipsey’s current annual base salary is $168,175 and he participates in the Company’s 2011 cash bonus and non-equity incentive compensation program (described in the Company’s Form 8-K filed February 15, 2011) with a maximum bonus potential of 30% of his base salary for achievement of individual and Company performance goals.  Any changes in Mr. Lipsey’s compensation will be disclosed as required under applicable Securities and Exchange Commission rules.  Mr. Michael J. Lipsey, a director of the Company, is the father of Mr. M. Jayson Lipsey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES, INC.

Date: September 19, 2011	By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer

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